Exhibit 1

                          Certificate Of Incorporation
                                       Of
                             MedMaster Systems, Inc.

         The undersigned, for the purpose of organizing a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does make and file this Certificate of Incorporation and does hereby certify as follows:
         FIRST: The name of the corporation is MedMaster Systems, Inc. (hereinafter referred to as the "Corporation").
         SECOND: The address of the Corporation's registered office in Delaware is 100 West Tenth Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
         THIRD:  To carry on the  business of  providing  health care  financing services and to engage in any other lawful acts or activities for which corporations may be organized under the General Corporation Law of Delaware.
         FOURTH: I. The aggregate number of shares which the Corporation shall have authority to issue is five million five hundred thousand (5,500,000) shares, of which five million (5,000,000) shares shall be Common Stock of the par value of $.01 each, entitled to one vote per share, and five hundred thousand (500,000) shares shall be Preferred Stock of the par value of $100 each.
         II. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock, and, by filing a certificate pursuant to the Corporation Law of the State of Delaware, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                   A. The number of shares constituting that series and the distinctive designation of that series;

                  B. The dividend rate on the share of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of stock;

                  C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  D. Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine:

                  E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  F. Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts of such sinking fund;

                  G. The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation;

                  H. The right of the shares of that series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock; and

                  I. Any other relative, participating, options or other special rights, qualifications, limitations or restrictions of that series.

         III. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.
         IV. Subject to the provisions of any applicable law, or except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.
         V. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time May be declared by the Board of Directors.
         VI. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, tot he exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

         VII. The number of authorized shares of any class may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

         FIFTH:   The name and mailing address of the incorporator is:
         Name                               Mailing Address
         ----                               ---------------
        David C. Marx                       c/o MedMaster Systems, Inc.
                                            2176 North Main
                                            Logan, Utah  84321

         SIXTH: All corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute, or by this Certificate of Incorporation, or any amendment thereof, or by the By-Laws. The By-Laws may be adopted, amended or repealed by the Board of Directors of the Corporation, except as otherwise provided by law, but any by-law made by the Board of Directors shall be subject to amendment or repeal by the stockholders of the Corporation, provided, however, that By-Laws relating to (i) the number of directors, (ii) the classes of directors and (iii) removal of directors shall not be amended, altered or repealed by the stockholders of the Corporation except by the vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation issued and outstanding and entitled to vote.
         SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or an the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directors. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
         EIGHTH: Except as otherwise expressly provided in this Article EIGHTH, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to effect or validate (i) any merger or consolidation of the Corporation or any of its majority owned subsidiaries with or into any other corporation, person or entity; (ii) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation or any of its majority owned subsidiaries to or with any other corporation, person or other entity; or (iii) any sale or lease to the Corporation or any subsidiary thereof of any assets (except assets having an aggregate fair market value of less than $1,000,000) in exchange for voting securities or options, warrants, or rights to acquire securities convertible into voting securities) of the Corporation of any subsidiary by any other corporation, person or entity.
         The Board of Directors shall have the power and duty to determine for the purposes of this Article EIGHT, on the basis of information known to the Corporation, whether (i) the assets being acquired by the Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $1,000,000 or (ii) the memorandum of understanding referred to in (i) below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Article EIGHTH.
         The provisions of this Article EIGHTH shall not apply to (i) any merger or consolidation or similar transaction of the Corporation or any of its majority owned subsidiaries with or into any corporation, person or entity if the Board of Directors of the Corporation has approved, by the affirmative vote of 75% of the entire Board of Directors, a memorandum of understanding with such other corporation with respect to such transaction or (ii) any merger or consolidation of the Corporation with, or any sale or lease tot he Corporation or any subsidiary thereof of any assets of, or any sale or lease by the Corporation or any subsidiary thereof of any assets to, any corporation of which a majority of the outstanding shares of all classes or stock entitled to vote in elections of Directors is owned of record or beneficially by the Corporation and its subsidiaries.
         NINTH: The first Board of Directors of the Corporation shall consist of four directors. Thereafter, the number of Directors of the Corporation shall be determined by the affirmative vote of the Board at a regular or special meeting. The Directors shall be elected at the annual meeting of the shareholders by a majority of the vote cast at such meeting. The Board shall be divided into three classes which are designated as Class A, Class B and Class C. Each class shall be as nearly equal in number as possible. The term of office of the initial Class A directors shall expire at the next annual meeting, the term of office of the initial Class B Directors shall expire at he second succeeding annual meeting of stockholders and the term of office of the initial Class C directors shall expire at the third succeeding annual meeting of stockholders. At each annual meeting after the initial classification of directors, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. Notwithstanding any of the foregoing provisions of this Article, each director shall serve until the election and qualifications of his successor or until his death, resignation, retirement or removal.
         TENTH: Any Director of the Board of Directors of the Corporation may be removed at any time with or without cause but only by the affirmative vote of 66 2/3% or more of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors cast at a meeting called for that purpose.
         ELEVENTH: Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation (and in addition to any other vote that may be required by law, this Certificate of Incorporation or the By-Laws) (i) the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the capital stock of the Corporation entitled to vote thereon shall be required to amend, alter or repeal any provision of this Article ELEVENTH of this Certificate of Incorporation and (ii) the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the capital stock of the Corporation entitled to vote thereon shall be required to amend, alter or repeal any provision of Article SIXTH, EIGHTH, NINTH or TENTH of this Certificate of Incorporation.
         IN WITNESS WHEREOF, the undersigned being the incorporator of the above named corporation, has hereunto signed this Certificate of Incorporation on the 17th day of August, 1983.

                                                              (Signature)
                                                              David C. Marx
State of New York          )
                           :  ss.:
County of New York         )

         On this 17th day of August, 1983, before me personally came David C. Marx, to me known to be the person described in and who executed the foregoing certificate, and he duly acknowledged to me that he executed the same and that he facts therein stated are truly set forth.
                                   (Signature)
                                   Notary Public


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             MEDMASTER SYSTEMS, INC.

                            (A DELAWARE CORPORATION)

         It is certified that:

         1.       The name of the Corporation is MEDMASTER SYSTEMS, INC.

         2. The  Certificate of  Incorporation  of the Corporation is amended to
(a) decrease the par value of the Preferred Stock of the Corporation, none of which is issued or outstanding, from $100.00 per share to $.01 per share, and
(b) increase the aggregate number of shares which the Corporation shall have authority to issue from 5,500,000 shares, consisting of 5,000,000 shares of Common Stock of a par value of $.01 each, and 500,000 shares of such Preferred Stock to 10,500,000 shares, consisting of 10,000,000 shares of Common Stock of a par value of $.01 each, and 500,000 shares of Preferred Stock of a par value of $.01 each.
         3. To accomplish the foregoing amendment, the Certificate of Incorporation of the Corporation is hereby amended by deleting paragraph I of Article FOURTH in its entirety and by substituting therefor the following new paragraph I of Article FOURTH:
                  "FOURTH: I. The aggregate number of shares which the Corporation shall have authority to issue is ten million five hundred thousand (10,500,000) shares of which ten million (10,000,000) shares shall be Common Stock of the par value of $.01 each, entitled to one vote per share, and five hundred thousand (500,000) shares shall be Preferred Stock of the par value of $.01 each.
         4. The amendment of the Certificate of Incorporation herein has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and unanimously consented to in writing by the holders of all of the outstanding stock of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         Signed and attested to on this 30th day of April, 1986.

                             MEDMASTER SYSTEMS, INC.

                             By:  (Signature)
                             David C. Marx, President

Attest:


By:  (Signature)
     Frank E. Ashcroft, Secretary

STATE OF UTAH              )
                           )  ss:
COUNTY OF                  )

         BE IT REMEMBERED that on the 30th day of April, 1986, personally appeared before me, the undersigned, a Notary Public authorized to take acknowledgment of deeds by the laws of the place where the foregoing Certificate of Amendment was signed, DAVID C. MARX, known to me personally as such, and I have made known to him the contents of said Certificate of Amendment, he acknowledged that he is the President of MedMaster Systems, Inc., a Delaware corporation, the corporation described in and which executed the foregoing Certificate of Amendment; that he signed the Certificate of Amendment as the act and deed of MedMaster Systems, Inc., a Delaware corporation, pursuant to a resolution adopted by the Board of Directors and unanimously consented to in writing by all of the stockholders of such corporation; and that the facts stated in said Certificate of Amendment are true.

                                   (Signature)
                                   Notary Public


          Certificate of Correction of the Certificate of Incorporation
                                       of
                             MedMaster Systems, Inc.

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is MedMaster Systems, Inc.

         2. The Certificate of Incorporation of the corporation, which was filed by the Secretary of State of Delaware on August 12, 1983, is hereby corrected.

         3. The inaccuracy to be corrected in said Certificate of Incorporation is as follows:

                  The statement in Paragraph I of Article Fourth that the par value of the Preferred Stock is $100 each.

         4. The portion of the Certificate of Incorporation in corrected form is as follows:

                  Fourth: I. The aggregate number of shares which the Corporation shall have authority to issue is five million five hundred thousand (5,500,000) shares of which give million (5,000,000) shares shall be Common Stock of the par value of $.01 each, entitled to one vote per share, and five hundred thousand (500,000) shares shall be Preferred Stock of the par value of $.01 each."

Signed and attested to on December 5, 1986.

                                   (Signature)
                                    President

Attest:

(Signature)
Secretary

STATE OF UTAH     )
                  )   SS.:
COUNTY OF CACHE   )

         BE IT REMEMBERED that, on December 5, 1986, before, a Notary Public duly authorized by law to take acknowledgement of deeds, personally came David C Marx, President of MedMaster Systems, Inc., who duly signed the foregoing instrument before me and acknowledged that such signing in his act and deed, that such instrument as executed is the act and deed of said corporation, and that he facts stated therein are true.

         GIVEN under my hand on December 5, 1986.

                                  (Signature)
                                  Notary Public

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             MEDMASTER SYSTEMS, INC.

                            (A DELAWARE CORPORATION)

         It is certified that:

         1. The name of the Corporation is MedMaster Systems, Inc. (the "Corporation").
         2. The  Certificate of  Incorporation  of the Corporation is amended to
(a) increase the aggregate number of shares which the Corporation shall have authority to issue from 10,500,000 shares, consisting of 10,000,000 shares of Common Stock of par value of $.01 each and 500,000 shares of Preferred Stock of a par value of $.01 each, to 30,500,000 consisting of 30,000,000 shares of Common Stock of a par value of $.01 each and 500,000 shares of Preferred Stock of a par value of $.01 each, and (b) and provisions limiting in certain respects the personal liability of the directors and officers of the Corporation.
         3. To accomplish the foregoing amendments, the Certificate of Incorporation is hereby amended as follows: (a) by deleting paragraph I of Article FOURTH in its entirely and by substituting therefor the following new paragraph I of Article FOURTH:

                  "FOURTH: I. The aggregate number of shares which the Corporation shall have authority to issue is thirty million five hundred thousand (30,500,000) shares of which thirty million (30,000,000) shares shall be Common Stock of the par value of $.01 each, entitled to one vote per share, and five hundred thousand (500,000) shares shall be Preferred Stock of the par value of $.01 each;" and

         (b)      By adding in Article TWELFTH:

                  "TWELFTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article TWELFTH shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omission of such director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit; nor shall this Article TWELFTH eliminate or limit the liability of a director for any act or omission occurring to the date this TWELFTH becomes effective."

         4. The amendments of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and consented to at the annual meeting of stockholders by the affirmative vote of the majority of the shares of outstanding stock of the Corporation in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

         Signed and attested to on this 29th day of December 1987.

                             MEDMASTER SYSTEMS, INC.

                                            By: (Signature)
                                                 David C. Marx, President

ATTEST:

By: (Signature)
     Frank F. Ashcroft, Secretary

STATE OF UTAH     )
                  )  ss
COUNTY OF CACHE   )

         BE IT REMEMBERED that on the 29th day of December, 1987, personally appearing before me, the undersigned, a Notary Public authorized to take acknowledgment of deeds by the laws of the place where the foregoing Certificate of Amendment was signed, DAVID C. MARX, known to me personally as such, and I having made known to him the contents of said Certificate of Amendment, he acknowledged that he is the President of MedMaster Systems, Inc., a Delaware corporation, the corporation described in and which executed the foregoing Certificate of Amendment; that he signed the Certificate of Amendment as the act and deed of MedMaster Systems, Inc., a Delaware corporation, pursuant to a resolution adopted by the Board of Directors and consented to at the annual meeting of stockholders by a majority of the stockholders of such corporation; and that he facts stated in said Certificate of Amendment are true.

                                   (Signature)
                                    Notary Public

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             MEDMASTER SYSTEMS, INC.
                            (a Delaware Corporation)

         It is hereby certified that:

         1. The name of the corporation is MEDMASTER SYSTEMS, INC.

         2. The  Certificate of  Incorporation  of the Corporation is amended to
(a) decrease the par value of the Common Stock of the Corporation from $0.01 per share to $0.001 per share, and (b) increase the aggregate number of shares which the Corporation shall have authority to issue from 30,500,000 shares, constituting of 30,000,000 shares of Common Stock and 500,000 shares of Preferred Stock to a total of 100,500,000 shares, consisting of 100,000,000 shares of Common Stock of a par value of $0.001 each, and 500,000 shares of Preferred Stock of a par value of $0.01 each.

         3. To accomplish the foregoing amendment, the Certificate of Incorporation of the Corporation is hereby amended by deleting paragraph 1 of Article FOURTH in its entirety and by substituting therefor the following new paragraph I of Article FOURTH:

                  FOURTH: I. The aggregate number of shares which the Corporation shall have authority to issue is one hundred million five hundred thousand (100,500,000) shares shall be Common Stock of the par value of $0.001 each, entitled to one vote per share, and five hundred thousand (500,000) shares shall be Preferred Stock of the par value of $0.001 each.

         4. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Laws and consented to in writing by holders of a majority of the outstanding shares of the stock of the Corporation in accordance with the provisions of the Corporation Bylaws and Certificate of Incorporation and in accordance with Section 228 of the Delaware General Corporations Laws.

         Signed and attested to on this 29th day of March 1999.

                                         MEDMASTER SYSTEMS, INC.

                                         By:  (Signature)
                                         William Elliot, President
Attest:
(Signature)
Secretary
                                 ACKNOWLEDGMENT

State of Utah     )
                  ) ss:
County of Cache   )


         BE IT REMEMBERD that on the 29th day of March 1999, personally appeared before me, the undersigned, a Notary Public authorized to take acknowledgment of deeds by the laws of the place where the foregoing Certificate of Amendment was signed, WILLIAM ELLIOTT, known to me personally as such (or proved to me on the basis of sufficient evidence), and I having made known to him the contents of said Certificate of Amendment, he acknowledged that he is the President of MedMaster Systems, Inc., a Delaware corporation, the corporation described in and which executed the foregoing Certificate of Amendment; that he signed the Certificate of Amendment as the act and deed of MedMaster Systems, Inc. pursuant to a resolution adopted by the Board of Directed and Consented to in writing by holders of a majority of the shares of stock of said corporation; and that the facts stated in said Certificate of Amendment are true.

                                   (Signature)
                                   Notary Public

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             MEDMASTER SYSTEMS, INC.
                            (a Delaware Corporation)

                   NEW NAME OF CORPORATION (after Amendment):
                              OMEGA DYNAMICS, INC.

         It is hereby certified that:

         1. The name of the corporation is MEDMASTER SYSTEMS, INC.

         2. The Certificate of Incorporation is amended to change the name of the corporation from "MedMaster Systems, Inc." to "Omega Dynamics, Inc."

         3.  To  accomplish  the  foregoing   amendment,   the   Certificate  of
Incorporation of the Corporation is hereby amended by deleting Article FIRST in its entirety and by substituting therefor the following new Article FIRST:

                  FIRST: The name of the corporation is Omega Dynamics, Inc. (hereinafter referred to as the "Corporation").

         4. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation. Laws and consented to in writing by holders of the a majority of the outstanding shares of the stock of the Corporation in accordance with the provisions of the Corporation's Bylaws and Certificate of Incorporation and in accordance with Section 228 of the Delaware General Corporation Laws.

         Signed and attested to this 9th day of April, 1999.


                                            MEDMASTER SYSTEMS, INC.


                                            By:  (Signature)
                                            William Elliot, President

Attest:

(Signature)
Secretary
                                 ACKNOWLEDGMENT


State of Utah                       )
                                    )  ss:
County of Box Elder                 )

         BE IT REMEMBERED that on the 9th day of April 1999, personally appeared before me, the undersigned, a Notary Public authorized to take acknowledgements of deeds by the laws of the place where the foregoing Certificate of Amendment was signed, WILLIAM ELLIOTT, known to me personally as such (or proved to me on the basis of sufficient evidence), and I having made known to him the contents of said Certificate of Amendment, he acknowledged that he is the President of

MedMaster, Inc., a Delaware corporation, the corporation described in and which executed the foregoing Certificate of Amendment; that he signed the Certificate of Amendment as the act and deed of MedMaster Systems, Inc., pursuant to a resolution adopted by the Board of Directors and consented to in writing by holders of a majority of the shares of stock of said corporation; and that he facts stated in said Certificate of Amendment are true.

                                                              (Signature)
                                                              Notary Public